--------------------------------------------------------------------------------

                                  COMMON STOCK
                               PURCHASE AGREEMENT

                                      AMONG

                TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC.,

                               ARTHUR J. FALCONE,
                               EDWARD W. FALCONE,
                               PHILIP CUCCI, JR.,

                                       AND

                    THE SEVERAL INVESTORS NAMED IN SCHEDULE 1

                           Dated as of April 15, 1996

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1.     THE COMMON STOCK                                             1
Section 1.1. Purchase and Sale of Common Stock.                             1
Section 1.2. Issuance of Warrants.                                          1
Section 1.3. Closing.                                                       1
Section 1.4. Related Transactions.                                          2

ARTICLE 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
FOUNDERS                                                                    2
Section 2.1. Organization, Qualifications and Corporate Power               2
Section 2.2. Authorization of Agreements, Etc.                              2
Section 2.3. Validity.                                                      3
Section 2.4. Authorized Capital Stock.                                      3
Section 2.5. Litigation; Compliance with Law.                               4
Section 2.6. Proprietary Information of Third Parties.                      4
Section 2.7. Title to Properties                                            5
Section 2.8. Leasehold Interests.                                           6
Section 2.9. Insurance.                                                     6
Section 2.10. Taxes.                                                        6
Section 2.11. Other Agreements.                                             7
Section 2.12. Patents, Trademarks, Etc.                                     7
Section 2.13. Loans and Advances.                                           7
Section 2.14. Assumption, Guaranties, Etc. of Indebtedness of Other
              Persons.                                                      8
Section 2.15. Governmental Approvals.                                       8
Section 2.16. Financial Statements.                                         8
Section 2.17. Absence of Undisclosed Liabilities.                           8
Section 2.18. Absence of Changes.                                           9
Section 2.19. Employee Benefit Plans.                                       9
Section 2.20. Disclosure.                                                  10
Section 2.21. Brokers.                                                     10
Section 2.22. Transactions with Affiliates.                                11
Section 2.23. Employees.                                                   11
Section 2.24. Foreign Corrupt Practices Act.                               11
Section 2.25. Environmental Regulations.                                   11
Section 2.26. Disclosure.                                                  12

ARTICLE 3.     REPRESENTATION AND WARRANTIES OF THE INVESTORS              12

ARTICLE 4.     CONDITIONS PRECEDENT TO THE PURCHASE OF THE COMMON
STOCK AND WARRANTS BY INVESTORS                                            13

ARTICLE 5.     CONDITIONS PRECEDENT                                        14

ARTICLE 6.     COVENANTS OF THE COMPANY                                    15
Section 6.1. Financial Statements, Reports, Etc.                           15
Section 6.2. Corporate Existence.                                          15
Section 6.3. Properties, Business, Insurance.                              15

Section 6.4. Inspection, Consultation, and Advice.                         16
Section 6.5. Restrictive Agreements Prohibited.                            16
Section 6.6. Transactions with Affiliates.                                 16
Section 6.7. Use of Proceeds.                                              16
Section 6.8. Board of Directors Meetings.                                  16
Section 6.9. Bylaws.                                                       16
Section 6.10. Maintenance of Ownership of Investments.                     17
Section 6.11. Distributions by Investments.                                17
Section 6.12. Compliance with Laws.                                        17
Section 6.13. Keeping of Records and Books of Account.                     17
Section 6.14. Employee Stock Plans.                                        17
Section 6.15. Piggyback Registration Rights.                               17
Section 6.16. Registration Procedures.                                     18
Section 6.17. Expenses.                                                    19

ARTICLE 7.     MISCELLANEOUS                                               20
Section 7.1. Survival of Agreements.                                       20
Section 7.2. Brokerage.                                                    20
Section 7.3. Parties in Interest.                                          20
Section 7.4. Notices.                                                      20
Section 7.5. Governing Law.                                                21
Section 7.6. Entire Agreement.                                             21
Section 7.7. Counterparts.                                                 21
Section 7.8. Amendments.                                                   21
Section 7.9. Severability.                                                 21
Section 7.10. Titles and Subtitles.                                        21
Section 7.11. Certain Defined Terms.                                       21

                        CROSS REFERENCE OF DEFINED TERMS

        TERM                                              SECTION

        affiliate                                           Section 7.11
        AJF                                                 Preamble
        Agreement                                           Preamble
        Articles                                            Section 2.4(d)
        Closing                                             Section 1.3
        Closing Date                                        Section 1.3
        Common Stock                                        Background
        Company                                             Preamble
        Company Benefit Plans                               Section 2.19(a)
        Contracts                                           Section 2.11
        Cucci                                               Preamble
        Disclosure Schedule                                 Article 2
        EWF                                                 Preamble
        Employees                                           Section 2.19(a)
        Environmental Permits                               Section 2.25(e)
        ERISA                                               Section 2.19(a)(i)
        Financial Statements                                Section 2.16
        Founder                                             Preamble
        General Partnership Interest                        Section 2.1(b)
        Hazardous Materials                                 Section 2.25(g)
        Intellectual Property                               Section 2.12
        Investment                                          Section 2.1(b)
        Investor                                            Preamble
        Memorandum                                          Section 2.7(a)
        person                                              Section 7.11
        Real Property                                       Section 2.7(a)
        Registration Expenses                               Section 6.17
        Selling Expenses                                    Section 6.17
        Shareholders Agreement                              Section 2.4(f)
        Warrants                                            Section 1.2
        Warrant Shares                                      Section 1.3

                             SCHEDULES AND EXHIBITS

        Schedule 1               Common Stock Purchased
        Schedule 2               Disclosure Schedule
        Schedule 3               Accredited Investor Certificates

        Exhibit A                Form of Warrant Agreement
        Exhibit B                Opinion of Company Counsel
        Exhibit C                Amended and Restated Articles of Incorporation

                                  COMMON STOCK
                               PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of April 15, 1996, among TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC., a Florida corporation (the "Company"), ARTHUR J. FALCONE, a resident of the State of Florida ("AJF"), EDWARD W. FALCONE, a resident of the State of Florida ("EWF"), PHILIP CUCCI, JR., a resident of the State of Florida ("Cucci"), and the several persons named in the attached SCHEDULE 1 (such persons are hereinafter referred to individually as an "Investor," and, collectively as the "Investors"). AJF, EWF, and Cucci are sometimes hereinafter referred to individually as a "Founder" and collectively as the "Founders."

                                   BACKGROUND

A. The Investors desire to purchase an aggregate of 39,223 shares of the Common Stock of the Company, par value $.01 (the "Common Stock"), at a price of $76.49 per share, on the terms and subject to the conditions set forth in this Agreement.

B. The Company desires to obtain additional equity capital through the issuance and sale to the Investors of the Common Stock, on the terms and subject to the conditions set forth in this Agreement. The Founders are the controlling shareholders of the Company and will receive a direct benefit from the issuance and sale by the Company of the Common Stock.

                                   AGREEMENT

     For and in consideration of the premises and the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree:

                          ARTICLE 1. THE COMMON STOCK

     SECTION 1.1. PURCHASE AND SALE OF COMMON STOCK. The Company agrees to issue and sell to each Investor, and each Investor agrees to purchase from the Company, the number of shares of Common Stock set forth opposite the name of such Investor on SCHEDULE 1 hereto under the caption "Common Stock Purchased" at a purchase price of $76.49 per share.

     SECTION 1.2. ISSUANCE OF WARRANTS. The Company agrees to issue and deliver to each Investor, a warrant (the "Warrant") which may become exercisable for Common Stock at the time of the Company's initial public offering. Each Warrant shall be substantially in the form of EXHIBIT A attached hereto.

     SECTION 1.3. CLOSING. The closing of the purchase and delivery of the sale of the Common Stock shall take place at the offices of the Company, 3300 University Drive, Coral Springs, Florida 33065, at 10:00 a.m., Eastern Standard Time, on April 15, 1996, or at such other location, date, and time as may be agreed upon between the Investors and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Investor a stock certificate or certificates in definitive form, registered in the name of each Investor, representing the Common Stock being purchased by each Investor and the right to purchase Warrant Shares on the terms set forth in the Warrant. As payment in full for the Common Stock, and against delivery of the certificates evidencing the Common Stock purchased, on the Closing Date, each

Investor shall deliver to the Company a cashier's check payable to the order of the Company, in the amount set forth opposite the name of such Investor on
SCHEDULE 1 under the heading "Aggregate Purchase Price," or shall transfer such sum to an account designated in writing by the Company by wire transfer.

     SECTION 1.4. RELATED TRANSACTIONS. At the Closing, the Company and the Founders shall deliver (i) a certificate with respect to the matters described in Section 4(f) hereof, and (ii) the opinion of Balboni Ashley & Schoenberg LLC, in substantially the form of EXHIBIT B hereto.

   ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FOUNDERS

     For the purpose of inducing the Investors to purchase the Shares, the Company and each Founder represents and warrants to each Investor that, except as otherwise set forth in the Disclosure Schedule attached hereto as SCHEDULE 2 (the "Disclosure Schedule") by means of an explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply:

     SECTION 2.1. ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER

          (a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Florida and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to (i) own and hold its properties and carry on its business as now conducted and as proposed to be conducted, (ii) execute, deliver, and perform each of this Agreement, (iii) issue, sell, and deliver the Common Stock, and (iv) issue and deliver the Warrants and the Warrant Shares issuable upon exercise of the Warrants.

          (b) Section 2.1(b) of the Disclosure Schedule contains a true and correct list of (i) each corporation some or all of the securities of which are held by the Company (an "Investment"), indicating with respect to each Investment, the number and type of securities outstanding and the number and type of securities held by the Company, and (ii) each general or limited partnership owned in whole or in part by the Company (a "General Partnership Interest"). Except for Investments and General Partnership Interests listed on Section 2.1(b) of the Disclosure Schedule, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any corporation, (B) any debt securities of any corporation, or (C) any participating interest in or any indebtedness of any partnership, joint venture, limited liability company, or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     SECTION 2.2. AUTHORIZATION OF AGREEMENTS, ETC.

          (a) The Company is not in violation of or default under any provision of its Amended and Restated Articles of Incorporation, or Bylaws, of any material provision of any indenture, contract, agreement, mortgage, deed of trust, loan, commitment, judgment, decree, order, or obligation to which it is a party or by which any of its properties or assets are bound, or of any provision of any Federal, state, or local statute, rule, or governmental regulation applicable to the Company. The execution and delivery by the Company of this Agreement and each of the other agreements, documents, and instruments contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale, and delivery of the Common Stock, and the issuance and delivery of the Warrant Shares upon exercise of the Warrants, have been duly authorized by all requisite corporate action on the part of the Company and its officers, directors, and shareholders and will not result in any such violation, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such provision, require any consent or waiver under any such provision, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company. There is no such provision which materially and adversely affects, or so far as the Company is presently aware, in the future may materially and adversely affect, the condition (financial or otherwise), business, property, prospects, assets, or liabilities of the Company.

          (b) The Common Stock has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid, and nonassessable. The Warrants have been duly authorized and, when issued in accordance with this Agreement, will be validly issued. The Common Stock, when issued in accordance with this Agreement, will be free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by or through the Company, except as reflected on the certificates evidencing the Common Stock. The Warrant Shares have been duly and validly reserved for issuance upon exercise of the Warrants, and the Warrant Shares, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable and will be free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by or through the Company, except as reflected on the certificates evidencing the Warrants and the Warrant Shares. Neither the issuance, sale, and delivery of the Common Stock nor the issuance and delivery of the Warrant Shares is subject to any preemptive right, right of first refusal, or other similar right in favor of any person, which has not been waived or complied with.

     SECTION 2.3. VALIDITY. Each of this Agreement and the Warrants have been duly and validly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     SECTION 2.4. AUTHORIZED CAPITAL STOCK. Immediately prior to the Closing:

          (a) the authorized capital stock of the Company will consist of (i) Twenty-Nine Thousand (29,000) shares of Series A Redeemable Common Stock; Forty-Six Thousand Five Hundred (46,500) shares of Series B Redeemable Preferred Stock, and (ii) Five Million (5,000,000) shares of Common Stock (the "Common Stock");

          (b) Seven Hundred Twenty Five Thousand One (725,001) shares of Common Stock, Two Thousand Three Hundred Forty-five (2,345) shares of Series A Redeemable Preferred Stock, and Thirty Three Thousand, Two Hundred Two (33,202) shares of Series B Redeemable Preferred Stock will be validly issued and outstanding, and fully paid and nonassessable;

          (c) all issued and outstanding shares of Common Stock, Series A Redeemable Preferred Stock, and Series B Redeemable Preferred Stock are owned of record and beneficially by the persons and in the amounts set forth in Section 2.4 of the Disclosure Schedule;

          (d) the relative rights, powers, preferences, qualifications, limitations, and restrictions in respect of each class of authorized capital stock of the Company are as set forth in the

     Company's Amended and Restated Articles of Incorporation (the "Articles"), a copy of which is attached as EXHIBIT C hereto, and all such rights, powers, preferences, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws;

          (e) except as set forth in Section 2.4 of the Disclosure Schedule, (i) no person owns of record or is known to the Company to own beneficially any shares of any equity stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or assets, except as contemplated by this Agreement; and

          (f) except as set forth in the Articles and in the Shareholders Agreement dated June 2, 1993 (the "Shareholders Agreement"), the Company has no obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Shareholders Agreement, there are no voting trusts or agreements, preemptive rights, or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

     SECTION 2.5. LITIGATION; COMPLIANCE WITH LAW. There is no (a) action, suit, claim, proceeding, or investigation pending or, to the knowledge of the Company or the Founders, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (c) governmental inquiry pending or, to the knowledge of the Company or the Founders, threatened against or affecting the Company, (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis known to the Company or the Founders for any of the foregoing. The Company is not subject to any order, writ, injunction, or decree of any court or of any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against any other person. The Company is in material compliance with all laws, rules, regulations, and orders applicable to the Company's business, operations, properties, assets, licenses, and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation, or order, and neither the Company nor any Founder, after due inquiry, is aware of any proposed law, rule, regulation, or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business within the foreseeable future.

     SECTION 2.6. PROPRIETARY INFORMATION OF THIRD PARTIES. After reasonable investigation, neither the Company nor any Founder is aware that any significant employee or consultant of the Company is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with the obligation of such employee to use best efforts to promote the interests of the Company. To the knowledge of the Company or the Founders, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of any employment, non-competition, or non-disclosure agreement between such employee and such third party, (b) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of the Company's present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the knowledge of the Company and the Founders, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company and the Founders, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture, or sale of any product or proposed product, or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the knowledge of the Company and the Founders, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company by its officers, employees, or agents, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under any contract, covenant, or instrument under which any such person is obligated.

     SECTION 2.7. TITLE TO PROPERTIES

          (a) The Memorandum contains a list of the material tracts of real property owned by the Company ("Real Property") and a summary description of the proposed use thereof and the number of buildable lots remaining in each such tract. Except as reflected in title insurance binders for the tracts of Real Property, the Company has good and marketable fee simple title to the Real Property, free and clear of all mortgages, liens, charges, encumbrances, and purchase options and other rights to or against such property, other than such minor imperfections of title, liens, easements, zoning restrictions, or encumbrances, if any, as are not substantial in character, amount, or extent, and do not, severally or in the aggregate, detract from the value or interfere with the present uses of the Real Property, or otherwise impair the business and operations of the Company, except for claims of subcontractors, laborers, and materialmen which have performed work or provided services to such property and which are unpaid within normal payment terms.

          (b) All improvements on the Real Property conform in all material respects to all applicable state and local laws, use restrictions, building ordinances, and health and safety ordinances, and the property is zoned for the various purposes for which the Real Property and improvements thereon are presently being used.

          (c) The Company has received no written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning, or subdivision changes, or other claims which would in the aggregate materially and adversely affect the Real Property.

          (d) There is no private restrictive covenant or governmental use restriction (including zoning) known to the Company after reasonable inquiry, on all or any portion of the Real Property, which prohibits the current or contemplated use of the Real Property.

          (e) All licenses, permits, and approvals required for the occupancy and operation of the Real Property have been obtained and are in full force and effect and the Company has received no notices of violations in connection with such items.

          (f) The Company does not have in its possession any studies or reports which indicate any defects in the design or construction of any of the improvements on the Real Property.

          (g) There are no past due taxes, assessments, or other charges affecting the Real Property.

          (h) The Company has good and marketable title to all personal properties and assets owned by it, free and clear of all mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except liens for current taxes not yet due and payable, listed on Section 2.7 of the Disclosure Schedule and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the personal property subject thereto or impairing the operations or proposed operations of the Company. The Company owns or leases all personal properties and assets necessary to the operation of its business as now conducted. All of such personal properties and assets are in good operating condition (normal wear and tear excepted), are reasonably fit for the purposes for which such personal properties and assets are presently used, are adequate and usable for the continued operation of the business of the Company as the same is presently conducted, and none of such personal properties and assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs, the cost of which will not vary materially from historic patterns.

     SECTION 2.8. LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     SECTION 2.9. INSURANCE. All of the properties and business of the Company of an insurable nature are insured to the extent usually insured by persons or entities engaged in the same or similar businesses against loss or damage of the kind customarily insured against by such persons or entities. The Company is not in default regarding the provisions of any such policy. The Company has not, since inception, self-insured against any risk ordinarily insured against by similar businesses. The Company has not received any notice from any of its insurers that any insurance premiums will be increased in the future or that any insurance coverage presently in force will not be available in the future on substantially the same terms as are now in effect. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Company which require or recommend changes in the conduct of the business or require any repairs or other work to be done to the assets and properties of the Company.

     SECTION 2.10. TAXES. The Company has filed or obtained filing extensions for all tax returns, Federal, state, county, and local, required to be filed by it, and the Company has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors, and third parties. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service and no state income or sales tax returns of the Company have been audited. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county, or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of the Company. Neither the Company nor any of its shareholders has ever filed a consent pursuant to
Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations.

     SECTION 2.11. OTHER AGREEMENTS. The Company is not a party to or otherwise bound by any written or oral contract, obligation, agreement, commitment, restriction, or the like which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property, or affairs of the Company. The Company has provided to the Investors access to copies of all obligations, agreements, and the like (referred to individually as a "Contract" and collectively as the "Contracts"). Each of the Contracts are valid, binding, and in full force and effect in all material respects. The Company, and to the knowledge of the Company and the Founders, each other party thereto has in all material respects performed all the obligations required to be performed by it to date and has received no notice of default and is not in default (with due notice or lapse of time or both) under any of the Contracts. The Company has no present expectation or intention of not fully performing all its obligations under each of the Contracts, and the Company has no knowledge of any breach or anticipated breach by the other party to any of the Contracts. There is no Contract that contains any contractual requirement with which there is a reasonable likelihood that the Company or any other party thereto will be unable to comply with the terms thereof. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement. There exists no actual or, to the best knowledge of the Company, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have a material adverse effect on the business or condition, financial or otherwise, of the Company.

     SECTION 2.12. PATENTS, TRADEMARKS, ETC. The Company has sufficient title to and ownership of, or can obtain on terms which will not adversely affect its business, all franchises, permits, licenses, and other similar authority necessary for the conduct of its business as now being conducted and as planned to be conducted, and it is not in default under any of such franchises, permits, licenses, and other similar authority. The Company possesses all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, formulae, trade secrets, and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the knowledge of the Company and the Founders, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the knowledge of the Company and the Founders, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the knowledge of the Company and the Founders, there is no basis for any such claim (whether or not pending or threatened). The Company is not aware of any third party which is infringing or violating any of the Intellectual Property of the Company. To the knowledge of the Company and the Founders, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any of the Intellectual Property or the right to manufacture, have manufactured, assemble, or sell the products or proposed products or to provide the services or proposed services of the Company.

     SECTION 2.13. LOANS AND ADVANCES. Except as described on Section 2.13 of the Disclosure Schedule, the Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company in the ordinary course of business, consistent with past practice.

     SECTION 2.14. ASSUMPTION, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for (a) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (b) guaranties by the Company of the debts of its subsidaries.

     SECTION 2.15. GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Investors set forth in Article 3 hereof, no registration, qualification, or filing with, or consent or approval of or other action by, any Federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery, and performance by the Company of this Agreement, the offer, issuance, sale and delivery of the Common Stock, the issuance and delivery of the Warrant Shares upon exercise of the warrants or the consummation of any other transaction contemplated hereby, other than (i) filings pursuant to state securities laws (all of which filings have been made as of the date hereof) in connection with the offer and sale of the Common Stock and (ii) the filing of a notice under Regulation D under the Securities Act.

     SECTION 2.16. FINANCIAL STATEMENTS.

     The unaudited Consolidated Balance Sheet of the Company dated December 31, 1995, and the unaudited Consolidated Statement of Operations of the Company for the six (6) months then ended, are attached as Section 2.16 of the Disclosure Schedule. The Memorandum contains true, correct, and complete copies of the audited Consolidated Balance Sheets of the Company dated June 30, 1995, June 30, 1994, and June 30, 1993, and audited Consolidated Statements of Operations, Consolidated Statements of Changes in Shareholders' Equity, and Consolidated Statements of Cash Flows for the fiscal years then ended, together with notes thereto and the audit reports thereon of KPMG Peat Marwick thereon (collectively, the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for such periods except that interim period financial statements are subject to normal year-end audit adjustments, which in the aggregate will not materially or adversely change such interim financial statements, (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and
(iv) reflect adequate reserves for all liabilities and losses. The books, records, and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account, or used any of the funds of the Company, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Company.

     SECTION 2.17. ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are required to be reflected in the Financial Statements by generally accepted accounting principles which are not fully accrued or reserved against in the Financial Statements, other than liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements which liabilities and obligations, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

     SECTION 2.18. ABSENCE OF CHANGES. Since the date of the most recent Consolidated Balance Sheet included in the Financial Statements and except as reflected therein or in the Memorandum, (a) there has been no material adverse change in the condition (financial or otherwise), business, property, assets, or liabilities of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse; (b) the Company has not entered into any material transaction which was not in the ordinary course of its business; (c) there has been no damage to, destruction of, or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of the Company; (d) except as contemplated by this Agreement, the Company has not declared or paid any dividend on its stock, made any distribution on its stock, redeemed, purchased, or otherwise acquired any of its stock, granted any options to purchase shares of its stock; (e) the Company has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of its business, to an amount in excess of the amounts set forth in the pro forma previously delivered to the Investors; (f) there has been no resignation or termination of employment of any key officer or employee of the Company, and the Company does not know of the impending resignation or termination of employment of any such officer or employee that if consummated, would have a material adverse effect on the business of the Company; (g) there has been no labor dispute involving the Company or its employees and none is pending or to the knowledge of the Company and the Founders, threatened; (h) there has been no change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise; (i) there have been no loans made by the Company to its employees, officers, directors, or partners other than travel advances and office advances made in the ordinary course of business; and (j) to the knowledge of the Company and the Founders, there has been no other event or condition of any kind which might reasonably be expected to result in a material and adverse change in the Company's condition (financial or otherwise) or business or to impair materially the ability of the Company to conduct its business as it is currently being conducted.

     SECTION 2.19. EMPLOYEE BENEFIT PLANS.

          (a) Section 2.19 of the Disclosure Schedule contains a true and complete list of all the following agreements or plans which are presently in effect or which have previously been in effect and which cover employees of the Company ("Employees"):

               (i) Any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and any trust or other funding agency created thereunder, or under which the Company, with respect to the Employees, has any outstanding, present, or future obligation or liability, or under which any Employee or former Employee has any present or future right to benefits which are covered by ERISA; or

               (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which the Company, with respect to the Business, maintains or to which the Company, with respect to the Business, has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise.

     The plans, programs, policies, or arrangements which are described in subparagraph (i) or (ii) above and which are listed on Section 2.19 of the Disclosure Schedule are hereinafter collectively referred to as the "Company Benefit Plans." The Company has delivered to the Investors true and complete copies of all written plan documents and contracts evidencing the Company Benefit Plans, as they may have been amended to the date hereof, together with (A) all documents relating to any tax-qualified retirement plan maintained by the Company, which documents are required to have been filed prior to the date hereof with governmental authorities for each of the three most recently completed plan years; (B) attorney's response to an auditor's request for information for each of the three most recently completed plan years; and
(C) financial statements for each Company Benefit Plan for each of the three most recently completed plan years.

          (b) Except for the Company Benefit Plans, the Company does not now maintain, nor has the Company at any time in the past been obligated to make any payment or contribution to any pension, retirement, profit-sharing, deferred compensation, stock purchase, stock option, bonus or incentive plan, any medical, vision, dental, or other health plan, any life insurance plan, vacation, severance, disability, or any other employee benefit plan, program, policy, or arrangement, whether written, unwritten, formal, or informal, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA. The Company has not made, entered into, or agreed to any commitment, whether written or oral, which would obligate the Company to establish any employee benefit plan, or continue any employment agreement or employment policy covering Employees. With respect to all "welfare plans," as defined in Section 3(1) of ERISA, covering Employees or former Employees, there are no obligations to continue coverage or to make payments to or on behalf of persons who are or may become retired or terminated Employees or their beneficiaries, other than as may be required by Sections 601 through 608 of ERISA.

          (c) The Company has complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

     SECTION 2.20. DISCLOSURE.

          (a) The Company has delivered to the Investors a true and correct copy of (i) the Amended and Restated Articles of Incorporation of the Company, and all amendments thereto and restatements thereof certified by the appropriate state official; and (ii) the Bylaws of the Company and all amendments thereto.

          (b) The minute books of the Company made available to the Investors prior to the date hereof, accurately reflect all corporate action taken by the directors and shareholders of the Company or any committee of the Board of Directors of the Company and contain true and accurate copies of or originals of the respective minutes of all meetings or consent actions of the directors, any committee of the Board of Directors, and the shareholders.

          (c) The stock record books of the Company, made available to the Investors prior to the date hereof, accurately reflect the stock ownership of the Company, and contain complete and accurate records with respect to the transfer of all securities issued by the Company and each Investment since inception.

     SECTION 2.21. BROKERS. The Company has no contract, arrangement, or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement, nor has the Company authorized or employed any person in connection with the offering or sale of the Common Stock, or the Warrants or any security of the Company similar to the Common Stock or the Warrants.

     SECTION 2.22. TRANSACTIONS WITH AFFILIATES. Except as permitted by Section
6.6 hereof, no Founder, director, officer, employee, or shareholder of the Company, or member of the family of any such person, or any corporation, partnership, trust, or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner, or holder of more than 5% of the outstanding equity interests thereof is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

     SECTION 2.23. EMPLOYEES.

          (a) No officer or key Employee has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, worker health and safety, collective bargaining, and the payment of Social Security and other taxes, and with ERISA.

          (b) The Company does not have any collective bargaining agreement covering any of its Employees. There is no pending or, to the best knowledge of the Company, threatened labor dispute involving the Company or any of its Employees. To the best of the Company's knowledge, the Company has amicable relations with its Employees.

     SECTION 2.24. FOREIGN CORRUPT PRACTICES ACT. The Company has not made, offered, or agreed to offer anything of value to any government official, political party, or candidate for government office nor has it taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977.

     SECTION 2.25. ENVIRONMENTAL REGULATIONS.

          (a) Except for failures which will not result in any material liability or consequences to the Company, the Company has met, and continues to meet, all applicable local, state, Federal, and national environmental regulations.

          (b) The Company has not been notified that it is potentially liable, has not received any requests for information or other correspondence concerning any site or facility, and is not otherwise aware that it is considered potentially liable under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state law.

          (c) The Company has not entered into or received any consent decree, compliance order, or administrative order relating to environmental protection.

          (d) The Company has neither entered into or received nor is the Company in default under any judgment, order, writ, injunction, or decree of any federal, state, or municipal court or other governmental authority relating to environmental protection.

          (e) The Company has all permits, licenses, approvals, consents, and authorizations (the "Environmental Permits") relating to environmental or health protection which are required under Federal, state, or local laws, rules, and regulations and is in compliance with all the Environmental Permits (including any information provided on the applications therefor);

          (f) There are no actions, suits, claims, arbitration proceedings, or complaints pending or, to the Company's knowledge, threatened or under consideration by any governmental authority, municipality, community, citizen, or other entity against the Company relating to environmental protection, nor does the Company have reason to believe that any such actions, suits, claims, or complaints will be brought against it.

          (g) No disposal, releases, burial, or placement of hazardous or toxic substances, pollutants, contaminants, petroleum, gas products, or asbestos-containing materials (as any of such terms may be defined under Federal, state, or local law) (hereinafter collectively referred to as "Hazardous Materials") has occurred on, in, at, or about any of the Company's properties or facilities or any other facility or site to which Hazardous Materials from the Company may have been taken at any time in the past.

          (h) To the Company's knowledge, there has been no disposal, releases, burial, or placement of Hazardous Materials on any property not owned or operated in the present or the past by the Company which may result or has resulted in contamination of or beneath any of the Company's properties or facilities.

          (i) There are no above-ground and underground storage tanks on the Real Property.

          (j) No lien has arisen on the Company's properties or facilities under Federal, state, or local laws, rules, or regulations as they relate to environmental protection.

          (k) No audit or investigation has been conducted as to environmental matters at any of the Company's properties by any governmental agency.

     SECTION 2.26. DISCLOSURE. Neither this Agreement nor any Schedule or Exhibit hereto, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. The Memorandum was prepared in good faith by the Company to provide an overview of the business of the Company and, to the best knowledge of Founders, does not contain an untrue statement of a material fact.

            ARTICLE 3. REPRESENTATION AND WARRANTIES OF THE INVESTORS

     Each Investor represents and warrants to the Company as to such Investor only, that:

          (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act, as indicated on the Investor Certification of such Investor, annexed hereto as SCHEDULE 3;

          (b) it has sufficient knowledge and experience to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

          (c) it has had an opportunity to ask questions of and receive answers from and to discuss the Company's business, management, and financial affairs with the Company's management;

          (d) the Common Stock is being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

          (e) it was not offered nor made aware of the Company's interest in issuing the Common Stock by any means of public advertisement or solicitation;

          (f) in connection with such Investor's purchase of the Common Stock, it has been solely responsible for its own (i) due diligence investigation of the Company and (ii) investment decision, and has not engaged or relied upon any agent or "purchaser representative" to review or analyze the Company's business and affairs or advise such Investor with respect to the merits of the investment;

          (g) it has full power and authority to execute, deliver, and perform each of this Agreement and to purchase the Common Stock ; and, that this Agreement will constitute the legal, valid, and binding obligation of the Investor, enforceable against it in accordance with their respective terms; and

          (h) in the event that the Investor proposes to sell the Common Stock or the Warrants pursuant to Rule 144A under the Securities Act, it will (A) take reasonable steps to obtain the information required by such Rule to establish a reasonable belief that the prospective purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A and
     (B) advise the prospective purchaser that the Investor is relying on the exemption from the registration provisions of the Securities Act available pursuant to Rule 144A.

     ARTICLE 4. CONDITIONS PRECEDENT TO THE PURCHASE OF THE COMMON STOCK AND
                             WARRANTS BY INVESTORS

     In connection with the purchase of the Common Stock and Warrants at the Closing, the Investors shall be entitled to receive the following certificates, opinions, and documents or evidence reasonably satisfactory to them as to the following, each of which requirements may be waived by the Investors. The Company agrees to use its best efforts to cause each of such requirements to be satisfied:

          (a) The Investors shall have received from Balboni Ashley & Schoenberg LLC, an opinion dated the Closing Date, in substantially the form attached hereto as EXHIBIT B.

          (b) The representations and warranties contained in Article 2 shall be true, complete and correct.

          (c) The Company shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

          (d) The Company shall have obtained any and all consents, permits and waivers and made all filings necessary or appropriate for the consummation of the transactions contemplated hereby.

          (e) All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents relating to such transactions shall be satisfactory in form and substance to the Investors and its counsel, and the Investors and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request. The Company shall have delivered to the Investors a certificate executed by the President and Treasurer of the Company certifying as to the fulfillment of the conditions specified in subsections (b), (c), (d), and (i) of this Article 4.

          (f) The Investors shall have received copies of the following documents:

               (i) (A) the Articles in the form of EXHIBIT C hereto, bearing evidence of filing by the Department of State of the State of Florida, and (B) a certificate of said Department of State, dated as of a recent date as to the due incorporation and good standing of the Company;

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Company authorizing the execution, delivery, and performance of this Agreement, the Warrants, the issuance, sale, and delivery of the Common Stock, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the foregoing agreements and the transactions contemplated thereby; (C) that the Articles have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Warrants, the stock certificates representing the Common Stock, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

               (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Investors or its counsel reasonably may request.

          (g) All shareholders of the Company having any preemptive, first refusal, or other rights with respect to the issuance of the Common Stock or the Warrants shall have irrevocably waived the same in writing and copies of such waivers shall have been delivered to Investors' counsel.

                        ARTICLE 5. CONDITIONS PRECEDENT

     The obligation of the Company to issue and sell the Common Stock to the Investors on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a) All representations and warranties of the Investors contained in
     Article 3 hereof shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

          (b) All corporate and other proceedings to be taken by the Investors in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to the Company and its counsel.

          (c) The Investors shall have delivered to the Company the full purchase price for the Common Stock to be purchased hereunder.

                      ARTICLE 6. COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Investors that, unless waived in accordance with Section 7.9 hereof, so long as any of the Common Stock is outstanding:

     SECTION 6.1. FINANCIAL STATEMENTS, REPORTS, ETC. The Company shall furnish to the Investors:

          (a) within one hundred twenty (120) days after the end of each fiscal year of the Company, an audited balance sheet of the Company, as of the end of such fiscal year and the related statements of income, shareholders' equity, and changes in cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

          (b) within sixty (60) days after the end of each fiscal quarter (other than the last quarter in each fiscal year) a balance sheet of the Company, and the related statements of income, shareholders' equity, and changes in cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such balance sheet to be as of the end of such quarter and such statements of income, shareholders' equity and changes in cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year;

          (c) at the time of delivery of each annual financial statement pursuant to Section 6.1(a) hereof, a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement, the Articles, and the Warrants to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, the Articles or the Warrants, if such officer has such knowledge, specifying such default and the nature thereof;

          (d) at the time of delivery of each quarterly statement pursuant to
     Section 6.1(b) hereof, a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales, and operations;

          (e) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property, or affairs of the Company as the Investors reasonably may request.

     SECTION 6.2. CORPORATE EXISTENCE. The Company shall maintain and cause any Investment in which the Company owns a controlling interest to maintain their respective separate corporate existences, rights, and franchises in full force and effect.

     SECTION 6.3. PROPERTIES, BUSINESS, INSURANCE. The Company shall maintain and cause any subsidiary to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated which insurance shall be deemed by the Company to be sufficient.

     SECTION 6.4. INSPECTION, CONSULTATION, AND ADVICE. The Company shall permit and cause any subsidiary to permit any of the Investors and such persons as the Investors may designate, at the expense of the Company once per year, and if more often than once per calendar year, with the additional visits at such Investor's expense, to visit and inspect any of the properties of the Company and any Investment, examine their books and take copies and extracts therefrom, discuss the affairs, finances, and accounts of the Company with their officers, employees, and public accountants and the Company hereby authorizes said accountants to discuss with such Investors and such designees such affairs, finances, and accounts), and consult with and advise the management of the Company as to their affairs, finances, and accounts, all at reasonable times and upon reasonable notice.

     SECTION 6.5. RESTRICTIVE AGREEMENTS PROHIBITED. The Company shall not become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Articles, or the Warrants.

     SECTION 6.6. TRANSACTIONS WITH AFFILIATES. Except for (a) transactions contemplated by this Agreement, (b) transactions with the affiliated entities listed in Section 6.6 of the Disclosure Schedule, provided that the terms of such transactions are no less favorable to the Company than the terms available from third parties on an arm's length basis from non-affiliated third parties,
(c) loans by shareholders up to $1,000,000 outstanding at any time, provided that the security for such loans is limited to the real estate on which the specific construction activities financed are located and provided further that the interest rate and terms are no less favorable than the rate and terms available on an arm's length basis from unaffiliated third parties, or (d) as otherwise approved by the Board of Directors, the Company shall not enter into any transaction with any director, officer, employee, or holder or more than 5% of the outstanding capital stock of any class or series of capital stock of the Company, member of the family of any such person, or any corporation, partnership, trust, or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner, or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment. All transactions with affiliates shall be reported on a quarterly basis in the financial reports required by Section 6.1(b) hereof, including, with respect to each transaction, the affiliate involved, the amount paid to the affiliate in such quarter, and amounts remaining to be paid to the affiliate by the Company.

     SECTION 6.7. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Common Stock for general working capital purposes.

     SECTION 6.8. BOARD OF DIRECTORS MEETINGS. The Company shall use its best efforts to ensure that meetings of the Board of Directors of the Company are held at least four (4) times each year and at least once each quarter.

     SECTION 6.9. BYLAWS. The Company shall at all times cause its Bylaws to provide that, (a) unless otherwise required by the laws of the State of Florida,
(i) any two (2) directors and (ii) any holder or holders of at least 66% of the outstanding shares of Common Stock or 25% of the outstanding Common Stock, shall have the right to call a meeting of the Board of Directors or shareholders and
(b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Articles. The Company shall at all times maintain provisions in its Bylaws or Articles indemnifying all directors against liability to the maximum extent permitted under the laws of the State of Florida.

     SECTION 6.10. MAINTENANCE OF OWNERSHIP OF INVESTMENTS. The Company shall not sell or otherwise transfer any shares of capital stock of any Investment, except to the Company or another Investment, or permit any Investment in which the Company owns a controlling interest, to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any Investment except to the Company or another Investment.

     SECTION 6.11. DISTRIBUTIONS BY INVESTMENTS. The Company shall not permit any Investment in which the Company owns a controlling interest to purchase or set aside any sums for the purchase of, or pay any dividend, or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another Investment in which the Company owns a controlling interest.

     SECTION 6.12. COMPLIANCE WITH LAWS. The Company shall comply with all applicable laws, rules, regulations, and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     SECTION 6.13. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles, consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts, and other purposes in connection with its business shall be made.

     SECTION 6.14. EMPLOYEE STOCK PLANS. As long as the Investors shall continue to own any of the Common Stock, Warrants, or Warrant Shares, the Company shall sell shares of or grant options to purchase shares of its capital stock to Employees, officers, and directors of and consultants to the Company only pursuant to stock option plans or stock purchase plans which have been adopted and approved by the Company's Board of Directors and only so long as the Company has an option to repurchase such shares upon the termination of employment with the Company of such Employees, officers, directors, and consultants, and the total number of shares of Common Stock as to which the Company may make such sales or grant such options shall not exceed 10,000 shares, such number subject to equitable adjustment for reorganizations, stock splits, stock dividends, and like events (including shares issued or sold pursuant to (i) any such stock option plan even though the shares were acquired upon the exercise of stock options which were granted prior to the date hereof, and (ii) any such stock purchase plans even though the shares acquired thereunder were purchased prior to the date hereof). Under no circumstances shall the total number of shares of the Company's Common Stock issued under any such stock purchase plan, plus any shares issued or subject to issuance under any such stock option plan, exceed 10,000 shares (such number subject to equitable adjustment for reorganizations, stock splits, stock dividends, and like events) at any time.

     SECTION 6.15. PIGGYBACK REGISTRATION RIGHTS. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Common Stock and shares (if any) issuable under the warrants (the "Registrable Securities") for sale to the public), each such time it will give written notice to Investors of its intention so to do. Upon the written request of any Investor received by the Company within 10 days after the giving of any such notice by the Company, to register such number of Registrable Securities held by such Investor specified in such written request, the Company will cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by such Investor (in accordance with its written request) of such Registrable Securities so registered. In the event that any registration pursuant to this Section 6.15 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Registrable Securities to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In the event such a reduction is necessary, the reduction shall be borne first by holders of Common Stock who are not Investors, and if a further reduction is necessary in the judgment of the managing underwriter, then, all Investors proposing to sell Registrable Securities and holders of warrants issued in conjunction with the issuance of the Series A Redeemable Common Stock and the Series B Redeemable Preferred Stock in the offering shall bear the reduction on a pro-rata basis, based on the number of Registrable Securities each Investor proposed to offer for sale in the Offering, or an Investor holding a majority of the Registrable Securities may elect to withdraw from such registration all Registrable Securities held by Investors as to which registration was requested. Notwithstanding the foregoing provisions, the Company may for any reason and without the consent of Investors withdraw any registration statement referred to in this Section 6.15 without thereby incurring any liability to any Investor.

     SECTION 6.16. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 6.15 hereof to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which shall be on Form S-1, Form S-2, any successor forms thereto, or other form of general applicability satisfactory to the managing underwriter selected as herein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each Investor and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Shareholders, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange or NASDAQ on which the Common Stock of the Company is then listed or quoted;

          (f) notify each selling Investor at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Shareholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (g) notify the selling Investors immediately, and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Registrable Securities for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will promptly use its best reasonable efforts to obtain the lifting of such order; and

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     For purposes hereof, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date thereof.

     In connection with each registration hereunder, each Shareholder will furnish to the Company in writing such information with respect to it as a stockholder as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Section 6.15 hereof covering an underwritten public offering, the Company and each Investor agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     SECTION 6.17. EXPENSES. All reasonable expenses incurred by the Company in complying with Section 6.15 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and the reasonable fees and disbursements of one counsel for the sellers of Registrable

Securities, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are called "Selling Expenses."

          (a) The Company shall pay all Registration Expenses attributable to the shares of Common Stock and Registrable Securities of Investors included in the Registration in connection with each registration statement under
     Section 6.15 hereof.

          (b) All Selling Expenses in connection with each registration statement under Section 6.15 hereof shall be borne by the Investor and any other selling stockholder in proportion to the number of shares sold by Investor, or by such other selling stockholders.

                            ARTICLE 7. MISCELLANEOUS

     SECTION 7.1. SURVIVAL OF AGREEMENTS. All covenants, agreements, representations, and warranties made herein, or any certificate or instrument delivered to the Investors pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, and the closing of the transactions contemplated hereby and thereby.

     SECTION 7.2. BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements, or understandings made or claimed to have been made by such party with any third party.

     SECTION 7.3. PARTIES IN INTEREST. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants, and agreements benefiting the Investors shall inure to the benefit of any and all subsequent holders from time to time of the Common Stock or the Warrants. Notwithstanding the foregoing, the right to purchase the Common Stock hereunder pursuant to
Section 1.1 may not be sold, transferred, or otherwise assigned except to an affiliate of the Investors, a successor to substantially all the business and assets of the Investors.

     SECTION 7.4. NOTICES. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be effective when delivered in person or by a courier service, postage prepaid, addressed as follows:

(a)  if to the Company:

          Transeastern Properties of South Florida, Inc.
          3300 University Drive
          Coral Springs, FL 33065,
          Attention:  Arthur J. Falcone, President

with a copy (which shall not constitute notice) to:

          John T. Kinsey, P.A.
          2300 Corporate Boulevard
          Two Corporate Court, Suite 112

          Boca Raton, Florida  33431,
          Attention:  John Kinsey, Esq.

and a copy to:

          Balboni Ashley & Schoenberg LLC
          990 One Live Oak Center
          3475 Lenox Road, NE
          Atlanta, Georgia 30326,
          Attention:  Gerardo M. Balboni II, Esq.

          (b) if to the Investors: At the address of such Investor on SCHEDULE 1 hereto.

     or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 7.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, irrespective of the choice of law provisions thereof.

     SECTION 7.6. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire agreement of the parties with respect to the subject matter hereof and thereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 7.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 7.8. AMENDMENTS. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Common Stock and Warrant Shares.

     SECTION 7.9. SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority to the extent possible, it shall be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties and, if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity and enforceability of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 7.10. TITLES AND SUBTITLES. The title and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 7.11. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "affiliate" shall mean, with respect to any person, any person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such other person.

          (b) "person" shall mean an individual, corporation, trust, partnership, joint venture, limited liability company, unincorporated organization, government agency, or any agency or political subdivision thereof, or other entity.

     IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement as of the day and year first above written.

                                   TRANSEASTERN PROPERTIES OF SOUTH FLORIDA,
                                      INC.

                                   By: _____________________________
                                       Arthur J. Falcone, President

Attest:

-----------------------------
Philip Cucci, Jr., Secretary


                                   INVESTORS:


                                   ------------------------------
                               Anthony Ciabattoni

                                   ------------------------------
                                   John Cucci

                                   ------------------------------
                           Robert J. Falcone, Trustee

                                   ------------------------------
                                   Bill Mitchell

                                   SCHEDULE 1
                                       TO
                                  COMMON STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT

                                           COMMON STOCK       AGGREGATE
     INVESTOR NAME AND ADDRESS               PURCHASED     PURCHASE PRICE      DATE PURCHASED
     -------------------------               ---------     --------------      --------------
Anthony Ciabattoni
18 Lagunita
Laguna Beach, CA 92651
(714) 494-1060
Taxpayer ID No.: ###-##-####                 36,606         $2,800,000.00      April 15, 1996

John Cucci
18 Leonard Street
Farmingdale, NY  11735                          654            $50,000.00         May 7, 1996

Bill Mitchell
7821 Sequoia Lane
Parkland, FL  33067                             654            $50,000.00         May 3, 1996

Robert J. Falcone, Trustee of the
Robert J. Falcone Rev. Living Trust
9/1/93
35 Riverview Terrace
Smithtown, NY  11287                          1,309           $100,000.00          __________

TOTALS                                       39,223         $3,000,000.00

                                   SCHEDULE 2
                                       TO
                                  COMMON STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT

                               DISCLOSURE SCHEDULE

                                   SCHEDULE 2
                                       TO
                         COMMON STOCK PURCHASE AGREEMENT

                               DISCLOSURE SCHEDULE


SECTION 2.1 (B)  COMPANIES WHOSE SECURITIES ARE HELD BY TRANSEASTERN

                    Transeastern Wellington Properties, Inc.
                    Transeastern Pembroke Villages, Inc.
                    Transeastern Hollywood Apartments, Inc.
                    Transeastern Plantation Apartments, Inc.
                    Transeastern Abeerdeen Properties
                    Transeastern Finance, Inc.
                    Transeastern Properties at the Cove, Inc.
                    Transeastern Pembroke Properties, Inc.

         100% of the common stock of the foregoing companies is owned by Transeastern Properties of South Florida, Inc.


SECTION 2.4 CURRENT OWNERS OF TRANSEASTERN COMMON STOCK, PREFERRED STOCK AND WARRANTS

                 See Attachment 1 hereto.


SECTION 2.7      All PERSONAL property/equipment owned by Transeastern.

                 Bank of North America holds a lien on corporate office furniture.


SECTION 2.13     Loans by Transeastern to anyone.

                 None.


SECTION 2.16     Unaudited balance sheet date ended 12/31/95.

                 See Attachment 2 hereto.

SECTION 2.18(F)  MATERIAL CHANGES

                 Since the date of the most recent Consolidated Balance Sheet, Mr. Larry Nicholson, Vice President of Construction, has resigned.


SECTION 2.19     EMPLOYEE BENEFIT PLANS

                 The Company provides group hospitalization coverage for all of its full-time employees after four months service. The limits of such coverage are $1,000,000 per covered person. The Company pays 75% of the cost of such coverage for all employees, with the remaining 25% of the cost for employee coverage and 100% of the cost of any dependent coverage being paid by such employees. Such coverage is provided by Blue Cross/Blue Shield.

                 The Company provides one week paid vacation to employees after one year; 2 weeks after 2 years; and 3 weeks for salaried employees after 3 years. There is no limit on the amount of vacations which officers are entitled to take.

                 The Company provides life insurance coverage on the lives of Arthur J. Falcone, Edward W. Falcone and Philip Cucci, Jr. The beneficiaries of such policies are the Company and the wives of such respective officers.

                 The Company has no severance policy.


SECTION 2.22     TRANSACTIONS WITH AFFILIATES

                 The Company leases office space from University Financial
                 Plaza Associates, Ltd. ("University"), a limited partnership formed in June, 1994 for the purpose of acquiring the office building located at 3300 University Drive, Coral Springs, Florida. Such lease pre-dates the formation of University and was negotiated with its predecessor in title, Metropolitan Life Insurance Company. Arthur J. Falcone, Edward W. Falcone and Philip Cucci, Jr. own 100% of the stock of the corporate general partner of University, three Class A limited partner units and 1.59 Class B limited partner units in University.

                 The Company also has various loans from officers and affiliates as disclosed in the Financial Statements attached as Exhibit "A" to the Private Placement Memorandum.


SECTION 6.6      AFFILIATES

                 Transeastern Construction, Inc.

                 TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC.

                     CONSOLIDATED PROFIT AND LOSS STATEMENT

                                FOR ALL LOCATIONS
                               FOR ALL DEPARTMENTS
                FOR THE PERIOD JULY 1, 1995 TO DECEMBER 31, 1995

                                      CURRENT PERIOD        YEAR TO DATE      CURRENT PERIOD           YTD
                                          AMOUNT               AMOUNT             BUDGET              BUDGET
                                      --------------       -------------      --------------       -------------
Revenue
    Housing Revenue-Base Price        $17,776,543.19      $17,776,543.19      $19,506,000.00      $19,506,000.00
    Housing Revenue-Option/Upgrade        499,321.99          499,321.99                 .00                 .00
    Revenue-Lot Sales                     385,500.00          385,500.00                 .00                 .00
    Revenue-Land Sales                 14,707,000.00       14,707,000.00       14,662,000.00       14,662,000.00
                                       -------------       -------------        ------------       -------------
       Total Revenue                  $33,368,365.18      $33,368,365.18      $34,168,000.00      $34,168,000.00
                                       -------------       -------------        ------------       -------------

Cost of Sales
    Cos-Inv & CC (Housing)            $15,561,140.55      $15,561,140.55      $16,644,000.00      $16,644,000.00
    Cos-Commissions (Housing)             724,313.41          724,313.41          368,100.00          368,100.00
    Cos-Closed Job Exp (Housing)          (31,338.82)         (31,338.82)                .00                 .00
    Cos-Inv & CC (Lot Sales)              236,546.41          236,546.41                 .00                 .00
    Cos-Inv & CC (Land Sales)          12,983,976.64       12,983,976.64       13,148,000.00       13,148,000.00
                                       -------------       -------------       -------------       -------------
       Total Cost of Sales            $29,474,638.19      $29,474,638.19      $30,160,100.00      $30,160,100.00
                                       -------------       -------------       -------------       -------------

Gross Margin                          $ 3,893,726.99      $ 3,893,726.99      $ 4,007,900.00      $ 4,007,900.00

Equity Income (Loss) from JV              326,004.00          326,004.00          797,000.00          797,000.00
                                       -------------       -------------       -------------       -------------
Total Equity Income (Loss)            $   326,004.00      $   326,004.00      $   797,000.00      $   797,000.00
                                       -------------       -------------       -------------       -------------

Other Income
    Other Income-Rental               $    24,054.60      $    24,054.60                 .00                 .00
    Other Income-Management Fees           63,321.93           63,321.93                 .00                 .00
    Other Income-Club Membership          136,020.00          136,020.00                 .00                 .00
    Other Income-Int. & Misc.             182,938.08          182,938.08           45,000.00           45,000.00
                                       -------------       -------------       -------------       -------------
Total Other Income                    $   406,334.61      $   406,334.61      $    45,000.00      $    45,000.00
                                       -------------       -------------       -------------       -------------

Selling Expenses
    Salaries & Wages-Sales            $   178,422.82      $   178,422.82      $   178,425.00        $ 178,425.00
    Employee Taxes/Benefits-Sale           19,416.84           19,416.84           19,531.00           19,531.00
    Advertising                           631,068.32          631,068.32          620,827.00          620,827.00
    Promotional Expenses                   35,905.41           35,905.41           35,910.00           35,910.00
    Model Expense                         219,520.96          219,520.96          210,935.00          210,935.00
    Sales Office Expense                   78,591.77           78,591.77           80,331.00           80,331.00
    Inventory Home Costs                    1,281.72            1,281.72            1,357.00            1,357.00
    Misc. Sales Expense                     8,378.53            8,378.53            8,368.00            8,368.00


    Total Selling Expenses            $ 1,172,586.37      $ 1,172,586.37      $ 1,155,684.00      $ 1,155,684.00
                                       =============       =============       =============      ==============

                 TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC.

                     CONSOLIDATED PROFIT AND LOSS STATEMENT

                                FOR ALL LOCATIONS
                               FOR ALL DEPARTMENTS
                FOR THE PERIOD JULY 1, 1995 TO DECEMBER 31, 1995

                                         CURRENT PERIOD      YEAR TO DATE      CURRENT PERIOD           YTD
                                             AMOUNT             AMOUNT             BUDGET             BUDGET
                                         --------------      ------------      --------------      ------------
Construction Expenses
    Salaries & Wages-Field               $   48,393.01       $   48,393.01      $   50,000.00     $   50,000.00
    Employee Taxes/Benefits-Field             1,183.71            1,183.71                .00               .00
    Warranty Expense                         57,159.15           57,159.15         142,350.00        142,350.00
    CIP Inventory Costs                       5,194.47            5,194.47           5,195.00          5,195.00
    Construction Office Expense              51,150,41           51,150,41          51,640.00         51,640.00
    Community Maintenance                    15,849.46           15,849.46          11,735.00         11,735.00
    Other Misc. Field Expense                 3,377.96            3,377.96           3,935.00          3,935.00
                                          ------------        ------------       ------------      ------------
    Total construction Expense           $  182,388.17       $  182,388.17      $  264,855.00     $  264,855.00
                                          ------------        ------------       ------------      ------------

General & Admin. Expenses
    Salaries & Wages                     $  767,998.21       $  767,998.21      $  702,969.00     $  702,969.00
    Employee Taxes/Benefits                 112,900.87          112,900.87         116,780.00        116,780.00
    Professional Fees                        70,869.06           70,869.06          70,869.00         70,869.00
    Auto Expense                             58,291.44           58,291.44          58,291.00         58,291.00
    Corporate Office Rent Expense            25,043.12           25,043.12          30,084.00         30,084.00
    Corporate Office Expense                130,501.27          130,501.27         129,644.00        129,644.00
    Repairs & Maintenance                     5,013.56            5,013.56           5,014.00          5,014.00
    Insurance                                54,269.52           54,269.52          40,258.00         40,258.00
    Depreciation                            103,635.71          103,635.71         103,637.00        103,637.00
    Travel & Entertainment                   39,579.75           39,579.75          39,579.00         39,579.00
    Property Taxes                              501.06              501.06          25,501.00         25,501.00
    Misc. Gen. & Admin.                       1,120.30            1,120.30           1,821.00          1,821.00
                                          ------------        ------------       ------------      ------------
    Total General & Admin. Exp.          $1,369,723.87       $1,369,723.87      $1,324,447.00     $1,324,447.00
                                          ------------        ------------       ------------      ------------

Interest Expense                         $  137,040.40       $  137,040.40                .00               .00
                                          ------------        ------------       ------------      ------------

Net Income Before Income Taxes           $1,764,406.79       $1,764,406.79      $2,104,914.00     $2,104,914.00
                                          ------------        ------------       ------------      ------------

Net Income                               $1,764,406.79       $1,764,406.79      $2,104,914.00     $2,104,914.00
                                          ============        ============       ============      ============

                                                                  04/01/95
                            % SHARES           START OF      END OF                                           CASH PD      TOTAL
                        OWNED      AMOUNT      DIVIDEND     DIVIDEND    DIVIDEND     % OF                   FRACTIONAL      CASH
                      01/01/95    INVESTED      PERIOD       PERIOD      AMOUNT     SHARES      CERT #        SHARES       PAY'T.
                      --------    --------     --------     --------    --------    ------      ------      ----------     ------
Chris Allick             418       41,800      01/02/95     04/01/95    1,233.08      12      95       6       23.08       37.74
Andrew Whitaker          118       11,800      01/02/95     04/01/95      345.27       3      95       7       45.27       89.33
David Eisner             237       23,700      01/02/95     04/01/95      693.47       6      95       8       93.47      184.57
David Losito             118       11,800      01/02/95     04/01/95      345.27       3      95       9       45.27       89.33
Handler Family Trust   1,204      120,400      01/02/95     04/01/95    3,522.94      35      95      10       22.94      120.33
                       -----      -------                               --------      --
                       2,095      209,500                               6,130.03      59
                       =====      =======                               ========      ==

                                                                  07/01/95
                           % SHARES            START OF      END OF                                           CASH PD      TOTAL
                       OWNED       AMOUNT      DIVIDEND     DIVIDEND    DIVIDEND     % OF                   FRACTIONAL      CASH
                      04/01/95    INVESTED      PERIOD       PERIOD      AMOUNT     SHARES      CERT #        SHARES       PAY'T.
                      --------    --------     --------     --------    --------    ------      ------      ----------     ------
Chris Allick             430       43,000      04/01/95     07/01/95    1,286.47      12      95      11       86.47
Andrew Whitaker          121       12,100      04/01/95     07/01/95      362.01       3      95      12       62.01
David Eisner             243       24,300      04/01/95     07/01/95      727.00       7      95      13       27.00
David Losito             121       12,100      04/01/95     07/01/95      362.01       3      95      14       62.01
Handler Family Trust   1,239      123,900      04/01/95     07/01/95    3,706.82      37      95      15        6.82
                       -----      -------                               --------      --
                       2,154      215,400                               6,444.30      62
                       =====      =======                               ========      ==

                                                                  10/01/95
                           % SHARES            START OF      END OF                                           CASH PD      TOTAL
                       OWNED       AMOUNT      DIVIDEND     DIVIDEND    DIVIDEND     % OF                   FRACTIONAL      CASH
                     07/01/95     INVESTED      PERIOD       PERIOD      AMOUNT     SHARES      CERT #        SHARES       PAY'T.
                     --------     --------     --------     --------    --------    ------      ------      ----------     ------
Chris Allick             442       44,200      07/02/95     10/01/95    1,340.73      13     95       16       40.73
Andrew Whitaker          124       12,400      07/02/95     10/01/95      376.13       3     95       17       76.13
David Eisner             250       25,000      07/02/95     10/01/95      758.33       7     95       18       58.33
David Losito             124       12,400      07/02/95     10/01/95      376.13       3     95       19       76.13
Handler Family Trust   1,276      127,600      07/02/95     10/01/95    3,870.53      38     95       20       70.53
                       -----      -------                               --------      --
                       2,216      221,600                               6,721.87      64
                       =====      =======                               ========      ==

                                                                  01/01/96
                           % SHARES            START OF     END OF                                            CASH PD      TOTAL
                       OWNED       AMOUNT      DIVIDEND    DIVIDEND     DIVIDEND    % OF                    FRACTIONAL      CASH
                     07/01/95     INVESTED      PERIOD      PERIOD       AMOUNT    SHARES       CERT #        SHARES       PAY'T.
                     --------    --------     --------     --------    --------    ------       ------      ----------     ------
Chris Allick             455       45,500      10/02/95    01/01/95     1,380.17      13     95       16       80.17
Andrew Whitaker          127       12,700      10/02/95    01/01/95       385.23       3     95       17       85.23
David Eisner             257       25,700      10/02/95    01/01/95       779.57       7     95       18       79.57
David Losito             127       12,700      10/02/95    01/01/95       385.23       3     95       19       85.23
Handler Family Trust   1,314      131,400      10/02/95    01/01/95     3,985.80      39     95       20       85.80
                       -----      -------                               --------      --
                       2,280      228,000                               6,916.00      65
                       =====      =======                               ========      ==


                             TRANSEASTERN PROPERTIES
                      SUMMARY OF PREFERRED STOCK DIVIDENDS
                                    SERIES B

                                                              01/01/96
                                                    START OF     END OF                                     CASH PD
                             AMOUNT       # OF      DIVIDEND    DIVIDEND    DIVIDEND    % OF               FRACTIONAL        AMOUNT
      HOLDER                INVESTED    WARRANTS     PERIOD      PERIOD      AMOUNT     SHARES    CERT #     SHARES         INVESTED
      ------                --------    --------    ---------   --------    --------    ------    ------   ----------       --------
Ciabattoni, A.               220,100      4,396     10/01/95    12/31/95    6,584.91
Ciabattoni, A.               100,000      2,198     09/27/95    12/31/95    3,123.29
                             320,100      6,594                             9,708.20      97      B    86       8.20         329,800

Bruno                        110,000      2,198     10/01/95    12/31/95    3,290.96
Bruno                        162,000      3,297     10/01/95    12/31/95    4,846.68
                             272,000      5,495                             8,137.64      81      B    87      37.64         280,100

R. Falcone Trust             440,400      8,793     10/01/95    12/31/95   13,175.80
R. Falcone Trust             100,000      2,198     12/06/94    12/31/95   12,821.92
R. Falcone Trust-retro payt   75,000                12/06/94    06/30/95    5,079.45
R. Falcone Trust              77,200      1,649     10/01/95     2/31/95    2,309.65
R. Falcone Trust              50,000      1,099     12/06/94    12/31/95    6,410.96
                             667,600     13,739                            39,797.79     397      B    88      97.79         707,300

Gove                          27,400        550     10/01/95    12/31/95      819.75
Gove                          25,000        550     09/27/95    12/31/95      780.82
                              52,400      1,100                             1,600.57      16      B    89       0.57          54,000

Stromback, R&E Living Tr.     21,900        440     10/01/95    12/31/95      655.20
Stromback, R&E Living Tr.     20,000        440     09/27/95    12/31/95      624.66
                              41,900        880                             1,279.86      12      B    90      79.86          43,100

Aboiafia                     109,600      2,198     10/01/95    12/31/95    3,278.99      32      B    91      76.99         112,800
Andreacci                     27,400        550     10/01/95    12/31/95      819.75       8      B    92      19.75          28,200
Brancaleone                  440,400      8,792     10/01/95    12/31/95   13,175.80     131      B    93      75.80         453,500
Bruce Johnson1                75,000      3,847     10/13/95    12/31/95    4,545.21      45      B    94      45.21         179,500
Campbell                      27,400        550     10/01/95    12/31/95      819.75       8      B    95      19.75          28,200
Ciaricurzio                   27,400        550     10/01/95    12/31/95      819.75       8      B    96      19.75          28,200
Cohen                        110,000      2,198     10/01/95    12/31/95    3,290.96      32      B    97      90.96         113,200
Cunningham                    25,000        550     09/27/95    12/31/95      780.82       7      B    98      80.82          25,700
Day                           27,300        550     10/01/95    12/31/95      816.76       8      B    99      16.76          28,100
DiClemente                    25,000        550     09/29/95    12/31/95      764.38       7      B   100      64.38          25,700
Elsner                        27,400        550     10/01/95    12/31/95      819.75       8      B   101      19.75          28,200
Ginsberg                     165,000      3,297     10/01/95    12/31/95    4,936.44      49      B   102      36.44         169,900


                                                    START OF     END OF                                     CASH PD
                             AMOUNT       # OF      DIVIDEND    DIVIDEND    DIVIDEND    % OF               FRACTIONAL        AMOUNT
      HOLDER                INVESTED    WARRANTS     PERIOD      PERIOD      AMOUNT     SHARES    CERT #     SHARES         INVESTED
      ------                --------    --------    ---------   --------    --------    ------    ------   ----------       --------
John Passarelli1              50,000      3,297     10/19/95    12/31/95    3,600.00      36      B   103       0.00         153,600
Jones, Brooks                 25,000        550     09/27/95    12/31/95      780.82       7      B   104      80.82          25,700
Katz                          25,000        550     09/27/95    12/31/95      760.82       7      B   105      80.82          25,700
Murphy                        20,000        440     09/27/95    12/31/95      624.66       6      B   106      24.66          20,600
Musto                        107,900      2,198     10/01/95    12/31/95    3,228.13      32      B   107      28.13         111,100
Nicholson                     27,400        550     10/01/95    12/31/95      819.75       8      B   108      19.75          28,200
P. Ciabattoni                 32,900        659     10/01/95    12/31/95      964.30       9      B   109      84.30          33,800
Phillips                      65,900      1,319     10/01/95    12/31/95    1,971.58      19      B   110      71.58          67,800
Prezzamoio                   110,000      2,198     10/01/95    12/31/95    3,290.96      32      B   111      90.96         113,200
Spizzio                       25,000        550     09/28/95    12/31/95      772.60       7      B   112      72.60          25,700
Stromback, DuRay E. Tr.       25,000        550     09/27/95    12/31/95      780.82       7      B   113      80.82          25,700
Weiss                         52,100      1,100     10/01/95    12/31/95    1,558.72      15      B   114      58.72          53,600
                           ---------     ------                             --------     ---                --------       ---------

                           3,207,100     65,951                           114,585.57    1,131               1,485.57       3,320,200
                           =========     ======                           ==========    =====               ========       =========

                                   SCHEDULE 3
                                       TO
                                  COMMON STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT

                        ACCREDITED INVESTOR CERTIFICATES

                                    EXHIBIT A
                                       TO
                                  COMMON STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT


                                 FORM OF WARRANT

THIS WARRANT HAS BEEN, AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF WILL BE, ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND OF THE FLORIDA INVESTOR PROTECTION ACT (THE "FLORIDA ACT"). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE FLORIDA ACT, AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT, THE FLORIDA ACT, AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

                 TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC.

Original Issue Date:  April 15, 1996                           Warrant No. 96C-2

                        WARRANT TO PURCHASE COMMON STOCK

     THIS CERTIFIES THAT IN CONNECTION WITH, and as an inducement to ANTHONY CIABATTONI (the "Holder"), to consummate the transactions contemplated by that certain Common Stock Purchase Agreement, dated March 25, 1996 among Holder, TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC., a Florida corporation (the "Corporation"), and certain other parties identified therein (the "Purchase Agreement"), Holder may become entitled to purchase, on the terms and conditions hereinafter set forth, a number shares of the Common Stock, $.01 par value, of the Corporation (the "Common Stock") determined pursuant to Section 2.3 hereof, at a price $.01 per share (the "Exercise Price"). Each share of Common Stock as to which this Warrant is exerciseable is a "Warrant Share" and all such shares are collectively referred to as the "Warrant Shares").

     SECTION 1. REGISTRATION OF WARRANT. This Warrant is one of a series of Warrants (collectively, the "Transaction Warrants") issued in connection with the transaction contemplated by the Purchase Agreement. Each Transaction Warrant contains identical terms except for the number of Warrant Shares and the distinctive Warrant number. The Corporation shall register this Warrant, upon records to be maintained by the Corporation for that purpose, in the name of the record Holder of this Warrant from time to time. The Corporation shall deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise or any distribution to the Holder hereof, and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

     SECTION 2. EXERCISE OF WARRANT.

     2.1. TIME OF EXERCISE. This Warrant may be exercised in whole or in part, at any time or from time to time prior to 5:00 p.m., Eastern Standard Time, on the first anniversary of the Determination Date (as defined in Section 2.3 hereof), unless extended as hereinafter provided. The last day this Warrant can be exercised is hereinafter referred to as the "Expiration Date."

     2.2. MANNER OF EXERCISE. In order to exercise this Warrant, the registered Holder hereof shall deliver to the Corporation at its principal office at 3300 University Drive, Coral Springs, Florida 33065, Attention: President, or at such other office as shall be designated by the Corporation in writing pursuant to
Section 12 hereof on or before 5:00 p.m. Eastern Standard Time on the Expiration Date, (i) a written notice of such registered Holder's election to exercise this Warrant (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by the registered

Holder or an authorized officer thereof, (ii) a check payable to the order of the Corporation, in an amount equal to the product of the Exercise Price MULTIPLIED BY the number of Warrant Shares specified in the Exercise Notice, AND
(iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials"). Upon timely receipt of the Exercise Materials, the Corporation shall, as promptly as practicable, and in any event within ten (10) business days after its receipt of the Exercise Materials, execute or cause to be executed and delivered to such registered Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share, as hereinafter provided, and, (x) if the Warrant is exercised in full, a copy this Warrant marked "Exercised" or (y) if the Warrant is partially exercised, a copy this Warrant marked "Partially Exercised" together with a new Warrant on the same terms for the unexercised balance of the Warrant Shares. All of the certificates evidencing Warrant Shares shall bear the legend set forth in Section 7.2 hereof. The stock certificate or certificates shall be registered in the name of the registered Holder of this Warrant or such other name as shall be designated in the Exercise Notice. The date on which the Warrant shall be deemed to have been exercised (the "Exercise Date"), and the date the person in whose name any certificate for Warrant Shares is issued shall be deemed to have become the holder of record of such shares, shall be the date the Corporation receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Warrant Shares, except that, if the date on which the Exercise Materials are received by the Corporation is a date when the stock transfer books of the Corporation are closed, the Exercise Date shall be the date the Corporation receives the Exercise Materials, and the date such person shall be deemed to have become the holder of the Warrant Shares shall be the next succeeding date on which the stock transfer books are open.

     2.3. CALCULATION OF WARRANT SHARES The number of Warrant Shares (if any) issuable upon exercise of this Warrant shall be fixed on the effective date of the first registration statement (the "Determination Date") filed on Form S-1 or S-18 (or any successor form thereto) filed with the Securities and Exchange Commission (the "Registration Statement"). The number of Warrant Shares issuable under this Warrant shall be:

          (a) zero if the quotient of (i) the Share Price MINUS the Purchase Price, DIVIDED BY the Purchase Price is greater than or equal to 25%.

          (b) Equal to the quotient of (i) Share Price MINUS Purchase Price MULTIPLIED BY the number of Purchased Shares DIVIDED BY (ii) the Share Price if the quotient of (i) the Share Price MINUS the Purchase Price DIVIDED BY the Purchase Price is less than 25%.

          (c) The capitalized terms listed below are used with the meanings thereafter ascribed.

     "PURCHASED SHARES" means the number of shares of Common Stock purchased by Holder from the Company pursuant to the Purchase Agreement, as adjusted for any stock splits, stock dividends, or similar transactions.

     "PURCHASE PRICE" means the purchase price for one (1) share of Common Stock purchased by Holder pursuant to the Purchase Agreement, as adjusted for any stock splits, stock dividends, or similar transactions.

     "SHARE PRICE" means the price to the public in the Registration Statement, before deduction of underwriting discounts, fees, and expenses.

     SECTION 3. ADJUSTMENTS TO WARRANT SHARES. The number of Warrant Shares issuable upon the exercise hereof shall be subject to adjustment in certain cases as set forth in this Section 3 which occur AFTER the Determination Date.

     3.1. CONSOLIDATION, MERGER, OR SALE. In the event the Corporation is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Corporation to, any person, or in the case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Corporation, this Warrant shall after such consolidation, share exchange, merger, or sale be exerciseable for the kind and number of securities or amount and kind of property of the Corporation or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as the case may be (the "Successor Corporation"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the registered Holder of this Warrant, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Warrant. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 3.1 because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to the registered Holder of this Warrant and executed by the Successor Corporation which provides that the Holder of this Warrant shall have the right to exercise this Warrant for the kind and number of securities or amount and kind of property of the Successor Corporation or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Warrant would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Warrant Shares and the Exercise Price in accordance with the provisions set forth in Section 3 hereof.

     3.2. ADJUSTMENTS FOR STOCK DIVIDENDS AND SPLITS. In the event the Corporation should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Corporation resulting from the dividend, distribution, split, or subdivision. Notwithstanding the preceding sentence, no adjustment shall be made to decrease the Exercise Price below $.01 per Share.

     3.3. REVERSE STOCK SPLITS. In the event the Corporation should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Corporation, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Warrant Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

     3.4. RECLASSIFICATION. In the event the Corporation should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such reclassification, and the Exercise Price shall be unchanged.

     3.5. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not create a par value of any share of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares upon the exercise of the Warrant.

3.6. NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Corporation shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrants and of the Exercise Price, together with the computation resulting in such adjustment.

     SECTION 4. COVENANTS AS TO COMMON STOCK. The Corporation covenants and agrees that all Warrant Shares which may be issued will, upon issuance, be validly issued, fully paid and non-assessable. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrant in full.

     SECTION 5. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation.

     SECTION 6. REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE HOLDER . The registered Holder of this Warrant, by acceptance of this Warrant represents, warrants, and covenants to the Corporation as follows:

          (a) The Holder is acquiring this Warrant, and agrees that the exercise of this Warrant and the acceptance of a certificate for Warrant Shares shall constitute its representation that the Warrant Shares are being acquired, for its own account for investment and not with a view to the distribution thereof, subject, however, to Holder's right to transfer this Warrant and the Warrant Shares in accordance with and subject to the restrictions on such transfer set forth herein.

          (b) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or state securities laws, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. The Holder acknowledges being informed that this Warrant and the Warrant Shares must be held indefinitely unless this Warrant or the Warrant Shares are registered for sale by such Holder under the Securities Act and applicable state securities laws or an exemption from registration is available. The Holder understands that a sale of the Warrant Shares made in reliance upon Rule 144 promulgated under the Securities Act ("Rule 144") can only be made in accordance with the terms and conditions of Rule 144 and further understands that in the event that the exemption from registration provided by such Rule is not available, compliance with some other exemption under the Securities Act will be required in the absence of registration.

          (c) The Holder agrees not to sell, transfer, pledge or hypothecate this Warrant or any Warrant Shares unless a Registration statement is effective for this Warrant or Warrant Shares under the Securities Act or, in the written opinion of such Holder's counsel (a copy of which opinion shall be addressed to and delivered to the Corporation, and which counsel and which opinion shall be reasonably satisfactory to the Corporation), such transaction will not result in any violation of the registration requirements of the Securities Act or any applicable state securities law. The Corporation may not, and may instruct its transfer agent not to, transfer this Warrant or the Warrant Shares unless the Corporation has been advised by its counsel that the Holder has complied with the provisions of this Warrant and applicable securities laws relating to the proposed transfer.


     SECTION 7. TRANSFER OF SECURITIES.

          7.1. RESTRICTION ON TRANSFER. This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon the conditions specified in Section 6 and this Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable State securities laws with respect to the transfer of such securities. The Holder of this Warrant, by acceptance of this Warrant, agrees to be bound by the provisions of Section 6 and this Section 7 and to indemnify and hold harmless the Corporation against any loss or liability arising from the disposition of this Warrant or the Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

          7.2. RESTRICTIVE LEGEND. Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          Legend for Warrant Shares or other shares of capital stock:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND THE FLORIDA INVESTOR PROTECTION ACT (THE "FLORIDA ACT") THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE FLORIDA ACT, AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT, THE FLORIDA ACT, AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE

          ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

7.3. TRANSFER OF WARRANTS. Subject to the restrictions on transfer specified in Section 6 and this Section 7, the Warrant is transferable in accordance with this Warrant, in whole or in part, at the agency or office of the Corporation referred to in Section 1 hereof, by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Warrant, with the Form of Assignment attached hereto duly executed by the then registered Holder of this Warrant or its duly authorized agent. The Corporation or its transfer agents shall register the transfer of any Warrants transferred in compliance with Section 6 and this Section 7 upon records to be maintained for that purpose, upon surrender of this Warrant. Upon any such Registration of transfer, a new Warrant substantially in the form of this Warrant evidencing the Warrant so transferred shall be issued to the transferee.

     SECTION 8. LOST, STOLEN, MUTILATED, OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated, or destroyed, the Corporation shall issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated, or destroyed, provided the registered Holder hereof shall deliver a lost warrant certificated in customary form, including indemnification of the Corporation.

     SECTION 9. FRACTIONAL WARRANT SHARES. The Corporation shall not be required to issue any fractions of Warrant Shares upon exercise of this Warrant, but the Corporation shall pay cash in respect of any fractional interest in a Warrant Share which would otherwise be issuable in an amount equal to the same fraction of the fair market value per share of the Common Stock on the day of the exercise, as reasonably determined by the Board of Directors of the Corporation.

     SECTION 10. NOTICE. All notices, requests, demands, and other communications required or permitted under this Warrant and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made, and received when personally delivered the day after deposited with a recognized national overnight delivery service prior to its dead-line for receiving packages for next day delivery or upon the fifth day after deposited in the United States registered or certified mail with postage prepaid, return receipt requested, in each case addressed as set forth below:

If to the Corporation:   Transeastern Properties of South Florida, Inc.
                         3300 University Drive
                         Coral Springs, Florida 33065
                         Attention: President

     If to the Holder hereof, to the address of such Holder appearing on the books of the Corporation.

     SECTION 11. CAPTIONS, SECTION, HEADINGS. Captions and section headings used herein are for convenience only, and are not a part of this Warrant and shall not be used in construing it.

     SECTION 12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws in the State of Florida, irrespective of the choice of law provisions.

     IN WITNESS WHEREOF, TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC., has caused this Warrant to be executed in its name by its duly authorized officers under its corporate seal, and to be dated as of the date first above written.

                              TRANSEASTERN PROPERTIES OF SOUTH
                              FLORIDA, INC.


                              By: ______________________________
                                   Arthur J. Falcone, President

ATTEST:

____________________________
Philip Cucci, Jr., Secretary

                               FORM OF ASSIGNMENT

     [To be signed only upon transfer of unexercised Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the attached Warrant to purchase the number of full shares of Common Stock, $____ par value, of Transeastern Properties of South Florida, Inc., issuable upon exercise of said Warrant, and appoints ________________, Attorney, to transfer such Warrant on the books of Transeastern Properties of South Florida, Inc., with full power of substitution in the premises.

Dated:__________________

                                        [Signature]

                                        ____________________

                                        ____________________
                                             [Address]

     Signature guaranteed by a member of a national securities exchange or national bank:

__________________________

                                     NOTICE

     The signature above must correspond to the name as written upon the fact of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                           FORM OF NOTICE OF EXERCISE

     [To be signed only upon exercise of Warrant]

To:  TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC.

     The undersigned registered Holder of the attached Warrant hereby irrevocably elects to exercise the Warrant for, and to purchase thereunder, the full number of whole shares of Common Stock, $____ par value, of Transeastern Properties of South Florida, Inc., issuable upon exercise of said Warrant and hereby surrenders said Warrant and delivers to Transeastern Properties of South Florida, Inc., a check in the amount of $_________ representing the aggregate Exercise Price for such shares. The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is _________________________________ and social security or tax identification number is ______________.

Dated:____________________


                                     NOTICE

     The signature above must correspond to the name as written upon the fact of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B
                                       TO
                                  COMMON STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT

                           OPINION OF COMPANY COUNSEL

                                 April 15, 1996


The parties named in the attached Schedule I
c/o Gerardo M. Balboni II, Esq.
Balboni Ashley & Schoenberg, LLC
990 One Live Oak Center
3475 Lenox Road, NE
Atlanta, Georgia  30326

Ladies and Gentlemen:

     We have acted as counsel to Transeastern Properties of South Florida, Inc., a Florida corporation (the "Company"), in connection with (i) the preparation of
(a) Common Stock Purchase Agreement, dated as of April 15, 1996, by and among the parties named in Schedule I thereto (the "Purchasers") and the Company (the "Agreement") and (b) the Warrants, dated as of April 15, 1996 by and among the parties named in Schedule I thereto (the "Warrant Purchasers") and the Company (the "Warrant Agreement"); and (ii) (a) the sale and issuance of 39,223 shares of Common Stock of the Company, $.01 par value (the "Shares") pursuant to the Agreement and (b) the sale and delivery of warrants to purchase additional shares of the Common Stock (the "Warrant Shares"), $.01 par value of the Company (the "Warrants") under certain circumstances, pursuant to the Agreement. This opinion is rendered pursuant to Article 4 of the Agreement. Capitalized terms used in this opinion letter and the attachments hereto and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

     This opinion letter is limited by, and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretative Standards are attached to this opinion letter as ATTACHMENT 1, and incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter and the attachments hereto and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards and/or the Purchase Agreement.

     In connection with the foregoing, we have examined:

1. An executed copy of each of the Agreement and the Warrants among the Company, the Purchasers and the other parties listed therein (collectively, the "Transaction Agreements");

2. The Amended and Restated Articles of Incorporation of the Company, filed with the Florida Department of State on December 5, 1994, and the Bylaws of the Company, certified by the Secretary of the Company on April 15, 1996 (collectively, the "Charter"); and

3. The corporate proceedings of the Company relating to the execution and delivery of the Agreement and the Warrants, and the consummation of the transactions provided for therein.

     In all such examinations, we have assumed the genuineness of all signatures (other than signatures on behalf of the Company), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. As to questions of fact material to our opinions, we have relied on certificates of

The parties named in the attached Schedule I
May ___, 1993
Page 2


public officials, the representations and warranties of Company set forth in the Agreement, and on certificates of officers of the Company.

     The use herein of the words "to the best of our knowledge", "known to us" or similar language means that, during the course of our representation of the Company, no information has come to the attention of any attorney in this Firm involved in these transactions or otherwise regularly engaged in representing the Company which would give us actual knowledge of the existence of any of the documents or facts so qualified. Whenever we have made "due inquiry" as to matters set forth herein, such inquiry was confined to reviewing documents provided to us by the Company in the course of our representation in response to inquiries as to such matters as we have deemed appropriate in order to render the opinions hereinafter set forth, a review of documents of which we otherwise have actual knowledge, to the extent we deemed such documents material and relevant to the opinions hereinafter set forth, and obtaining certificates of officers of the Company as to certain facts which we deemed material and relevant to our opinion, and we have relied, with your permission, upon such certificates in rendering this opinion.

     We are admitted to practice in the State of Georgia. Accordingly, the opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws. To the extent that the laws of another jurisdiction may govern any of the Agreements, such laws are assumed to be the same as the laws of the State of Georgia.

     Based on the foregoing, and subject to the further qualifications, assumptions, and limitations hereinafter set forth, we are of the opinion that:

     The Company is a corporation in good standing (as defined herein) under the laws of the State of Florida. The Company is qualified to do business as a foreign corporation and is in good standing in each state where, based upon the nature of the business transacted by the Company or the ownership or lease by the Company of real or personal property, the failure to be so qualified would have a material and adverse effect on the business or condition of the Company. Except as reflected in the Disclosure Schedule, the Company has no subsidiaries.

     The Company has all requisite power to (i) own, lease, and operate its properties and to carry on its business as currently conducted and as proposed to be conducted, (ii) execute, deliver, and perform each of the Transaction Agreements, (iii) issue, sell, and deliver the Shares and the Warrants, and (iv) issue and deliver the Warrant Shares upon the exercise of the Warrants.

     Each of the Transaction Agreements has been duly authorized, executed, and delivered by the Company and each constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with their respective terms (subject, to enforcement of remedies, to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights or debtors' relief generally).

     The execution and delivery by the Company of the Transaction Agreements, and the performance by the Company of its obligations thereunder, the issuance, sale, and delivery of the Shares and the

The parties named in the attached Schedule I
May ___, 1993
Page 3


Warrants, and the issuance and delivery of the Warrant Shares upon exercise of the Warrants, will not violate any provision of law, the Charter, any order of any court or other agency of government known to us and binding upon the Company or its assets, or any indenture, agreement, or other instrument known to us by which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

     The authorized capital stock of the Company consists of (i) 29,000 shares of Series A Redeemable Preferred Stock, $.01 par value, (ii) 46,500 shares of Series B Redeemable Preferred Stock, $.01 par value and (iii) 5,000,000 shares of Common Stock, $.01 par value. Immediately prior to the Closing, 725,001 shares of Common Stock will be validly issued, fully paid and nonassessable, and 2,345 shares of Series A Redeemable Preferred Stock (after giving effect to the Recapitalization) and 33,202 shares of the Series B Redeemable Preferred Stock will be outstanding. The designations, power, preferences, rights, qualifications, limitations, and restrictions in respect of each class or series of authorized capital stock of the Company are as set forth in the Charter. Except as set forth in Schedule 2 to the Agreement, to our knowledge, immediately prior to the Closing, no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire equity securities of the Company was authorized or outstanding and there was no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in Schedule 2 to the Agreement, to our knowledge, the Company has no obligation (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     The Shares, the Warrants, and the Warrant Shares have been duly authorized. The issuance, sale, and delivery of the Shares and the Warrants and the issuance, sale, and delivery of the Warrant Shares upon exercise of the Warrants have been duly authorized by all required corporate action; assuming payment of the purchase price therefor as provided in the Agreement, the Shares have been validly issued and are fully paid, and nonassessable. The Warrant Shares have been duly reserved for issuance upon conversion of the Warrants, and, when so issued, will be validly issued, fully paid, and nonassessable. Neither the issuance, sale, or delivery of the Shares or the Warrants, nor the issuance or delivery of the Warrant Shares, is subject to any preemptive right or right of first refusal of shareholders of the Company arising under law or the Charter or Bylaws of the Company which has not been waived, or, to our knowledge, to any contractual right of first refusal or other right in favor of any person.

     Except as described in Schedule 2 to the Agreement, to our knowledge, there is no (A) action, suit, claim, proceeding, or investigation pending or threatened against or affecting the Company at law or in equity, or before or by the Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, (B) arbitration proceeding relating to the Company pending under collective bargaining agreements, or (C) governmental inquiry pending or threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit). To our knowledge, the Company is not subject to any order, writ, injunction, or decree of any court or of any Federal, state,

The parties named in the attached Schedule I
May ___, 1993
Page 4


municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

     No registration or filing with, and no consent or approval of, or other action by any Federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery, and performance by the Company of the Transaction Agreements, the issuance, sale, and delivery of the Shares and the Warrants, or the issuance, sale, and delivery of the Warrant Shares upon exercise of the Warrants, other than filings under the Securities Act and applicable state securities laws, which filings, to the extent required to be made prior to the date hereof, have been made, and to the extent required to be made following the date hereof, we assume will be timely made by the Company.

                                               Very truly yours,



                                               Balboni Ashley & Schoenberg LLC

Attachments

                                    EXHIBIT C
                                       TO
                                  COMMON STOCK
                                       AND
                           WARRANT PURCHASE AGREEMENT

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION